Exhibit 10.1

Exhibit A

RESOLVED:

The Board of Directors adopts the Company’s 2006 Stock Grant and Option Plan registered on Form S-8 as attached.  The Company is authorized to register up to 3,000,000 common shares under this Plan.  The Company is authorized to issue the following individuals common stock under that Plan, once registered, as follows:

Name	ID Number	Nationality	Number of shares
CAI, Jian Ming	442527195411144855	China	600,000
HUANG, Hui	430102681011251	China	400,000
LIU, Jun	430111197403171215	China	400,000
HWANG, Jong Moon	HK0021669	Korea	450,000
CHAN, Hon Chung Johnny	D408895(7)	Hong Kong	650,000
Research Evaluation Center		U.S.A.	500,000

These shares will be issued for services rendered to the Company as employees of the Company.